                   CHIEF COMPLIANCE OFFICER SERVICES AGREEMENT

                                    EXHIBIT C

                          AMENDED as of March 25, 2008

                             Portfolios of the Trust

Domestic Equity Funds
WisdomTree Total Dividend Fund
WisdomTree High-Yielding Equity Fund
WisdomTree Dividend Top 100 Fund
WisdomTree LargeCap Dividend Fund
WisdomTree MidCap Dividend Fund
WisdomTree SmallCap Dividend Fund

Earnings Weighted Funds
WisdomTree Total Earnings Fund
WisdomTree Earnings 500 Fund
WisdomTree MidCap Earnings Fund
WisdomTree SmallCap Earnings Fund
WisdomTree Earnings Top 100 Fund
WisdomTree Low P/E Fund

International Equity Funds
WisdomTree DIEFA Index Fund
WisdomTree DIEFA High-Yielding Equity Fund
WisdomTree Europe Total Dividend Fund
WisdomTree Europe High-Yielding Equity Index Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree Japan Total Dividend Fund
WisdomTree Japan High-Yielding Equity Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Pacific ex-Japan Index Fund
WisdomTree Pacific ex-Japan High-Yielding Equity Fund
WisdomTree International Dividend Top 100 Fund
WisdomTree International LargeCap Index Fund
WisdomTree International MidCap Index Fund
WisdomTree International SmallCap Index Fund
WisdomTree International Real Estate Fund
WisdomTree Emerging Markets High Yielding Equity Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree India Earnings Fund

International Sector Funds
WisdomTree International Basic Materials Sector Fund
WisdomTree International Communications Sector Fund
WisdomTree International Consumer Cyclical Sector Fund
WisdomTree Interaational Consumer Non-Cyclical Sector Fund
WisdomTree International Energy Sector Fund
WisdomTree International Financial Sector Fund
WisdomTree International Health Care Sector Fund
WisdomTree International Industrial Sector Fund
WisdomTree International Technology Sector Fund
WisdomTree International Utilities Sector Fund

CURRENCY FUNDS
WisdomTree U.S. Current Income Fund
WisdomTree U.S. Government Current Income Fund
WisdomTree Dreyfus Australian Dollar Fund
WisdomTree Dreyfus Brazilian Real Fund
WisdomTree Dreyfus British Pound Sterling Fund
WisdomTree Dreyfus Canadian Dollar Fund
WisdomTree Dreyfus Chinese Yuan Fund
WisdomTree Dreyfus Euro Fund
WisdomTree Dreyfus Indian Rupee Fund
WisdomTree Dreyfus Japanese Yen Fund
WisdomTree Dreyfus New Zealand Dollar Fund
WisdomTree Dreyfus South African Rand Fund
WisdomTree Dreyfus South Korean Won Fund
WisdomTree Dreyfus Developing Markets Fund


Total Number of Funds:  54